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                                                                       EXHIBIT B

                                                                            NOTE


             The security represented by this instrument was originally issued on May 10, 2002 and has not been registered under the Securities Act of 1933, as amended. The transfer of such security is subject to the conditions specified in the Master Agreement dated as of May 9, 2002 between the issuers (the "Companies") and a certain investor. The Companies reserve the right to refuse the transfer of the security represented by this instrument until such conditions have been fulfilled with respect to the transfer. Upon written request, a copy of such conditions will be furnished by the Companies to the holder hereof without charge.


                                 PROMISSORY NOTE



May 10, 2002                                                    U.S. $ 4,000,000


         Chaparral Resources, Inc., a Delaware corporation ("Chaparral"), and Central Asian Petroleum (Guernsey) Limited, a Guernsey corporation ("CAP-G"), hereby jointly and severally promise to pay to the order of Central Asian Industrial Holdings N.V. and its successors and assigns (the "Holder") the principal amount of U.S. $4,000,000, together with interest thereon calculated from the date hereof in accordance with the provisions of this Note.

         This Note was issued pursuant to a Master Agreement dated as of May 9, 2002 (the "Master Agreement") between the Chaparral and Central Asian Industrial Holdings N.V. This Note is the "Note" referred to in the Master Agreement. The Master Agreement contains terms governing the rights of the Holder with respect to this Note, and all provisions of the Master Agreement are hereby incorporated herein in full by reference.

         Chaparral and CAP-G are referred to herein collectively as the "Companies" and each individually as a "Company." Certain other capitalized terms used in this Note are defined in Section 5. Unless otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the Master Agreement.

         Section 1. Payment of Interest. Except as otherwise provided in Section 3.2(a), interest will accrue at the rate of 12 percent per annum on the unpaid principal amount of this Note outstanding from time to time or, if less, at the highest rate then permitted under applicable law. The Companies will pay to the holder of this Note all accrued interest on the last day of each March, June, September and December, beginning first quarter-end after the Completion Date, 2002 (the "Interest Payment Dates"). Unless prohibited under applicable law, any accrued interest which is not paid on the date on which it is payable will bear interest at the same rate at which interest is then accruing on the principal amount of this Note. Any accrued interest which for any reason has not theretofore been paid will be paid in full on the date on which the final principal payment on this Note is paid. Interest will accrue on any principal payment due under this Note and, to the extent permitted by applicable law, on any interest which has not been paid on the date on which it is payable until such time as payment therefor is actually delivered to the Holder.

         Section 2. Payment of Principal.

         2.1 Scheduled Payment. The Companies will pay the outstanding principal amount of this Note to the Holder on the third anniversary of the Completion Date, being May 10, 2005.

         2.2 Prepayments. The Companies may, at any time and from time to time without premium or penalty, prepay all or any portion (in whole number multiples of $100,000 only) of the outstanding principal amount of this Note on any Interest Payment Date. A prepayment of less than all of the outstanding principal amount of this Note will not relieve the Companies of their obligation to pay the principal amount of this Note on the scheduled payment date provided in Section 2.1.

         Section 3. Events of Default.

         3.1 Definition. For purposes of this Note, an Event of Default will be deemed to have occurred if:

                  (a) the Companies fail to pay when due the full amount of interest then accrued on this Note or the full amount of any principal payment on this Note;

                  (b) either Company fails to perform or observe any other provision contained in this Note or in the Master Agreement;

                  (c) any representation, warranty or information contained in the Master Agreement or required to be furnished to the Holder pursuant to the Master Agreement, is false or misleading in any material respect on the date made or furnished;

                  (d) either Company or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating either Company or any Subsidiary bankrupt or insolvent; or any order for relief with respect to either Company or any Subsidiary is entered under the United States Bankruptcy Code; or either Company or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of such Company or any Subsidiary, or of any substantial part of the assets of such Company or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any Subsidiary) relating to such Company or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against either Company or any Subsidiary and either (i) such Company or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (ii) such petition, application or proceeding is not dismissed within 60 days;

                  (e) a judgment in excess of U.S. $100,000 is rendered against either Company or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

                  (f) either Company or any Subsidiary defaults in the performance of any obligation if the effect of such default is to cause an amount exceeding U.S. $100,000 to become due prior


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         to its stated maturity or to permit the holder or holders of such obligation to cause an amount exceeding U.S. $100,000 to become due prior to its stated maturity.

         3.2 Consequences of Events of Default.

                  (a) If an Event of Default of the type described in Section 3.1(a) or (b) has occurred and continued for 15 days or any other Event of Default has occurred, the interest rate on this Note will increase immediately by an increment of two percentage points to the extent permitted by law. Thereafter, until such time as no Event of Default exists, the interest rate on this Note will increase automatically at the end of each succeeding fiscal quarter by an additional increment of one percentage points to the extent permitted by law (but in no event will the interest rate exceed 18 percent per annum). Any increase of the interest rate resulting from the operation of this Section 3.2(a) will terminate as of the close of business on the date on which no Events of Default exist (subject to subsequent increases pursuant to this Section).

                  (b) If an Event of Default of the type described in Section 3.1(d) has occurred, the principal amount of this Note (together with all accrued interest thereon and all other amounts payable in connection therewith) will become immediately due and payable without any action on the part of the Holder, and the Companies will immediately pay to the Holder all amounts due and payable with respect to this Note.

                  (c) If an Event of Default of the type described in Section 3.1(a) or (b) has occurred and continued for 15 days and if an Event of Default of the type described in Section 3.1(b) has occurred and continued for 30 days, or any other Event of Default (other than under Section 3.1(d)) has occurred, the Holder may declare all or any portion of the outstanding principal amount of this Note (together with all accrued interest thereon and all other amounts due in connection therewith) due and payable and demand immediate payment of all or any portion of such amount. If the Holder demands immediate payment and all or any portion of the amounts due under this Note, the Companies will immediately pay to the Holder all amounts demanded to be paid with respect to this Note.

                  (d) The Holder will also have any other rights which it may have been afforded under any contract or agreement at any time and any other rights which the Holder may have pursuant to applicable law.

                  (e) Each Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the Holder may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Companies hereunder.

         Section 4. Amendment and Waiver. The provisions of this Note may be amended and the Companies may take any action herein prohibited, or omit to perform any act herein required to be performed by them, only if the Companies have obtained the prior written consent of the Holder. No other course of dealing between the Companies and the Holder or any delay in exercising any rights hereunder will operate as a waiver of any rights of the Holder.

         Section 5. Definitions. For purposes of this Note, the following capitalized terms have the following meaning.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Subsidiary" means any corporation, partnership, limited liability company, association, joint stock company, trust or other business entity of which (a) a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by Chaparral, one or more Subsidiaries of Chaparral or a combination thereof or (b) a majority of the partnership, membership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by Chaparral, one or more Subsidiaries of Chaparral or a combination thereof. For purposes of this Note, a Person will be deemed to have a majority ownership interest in a partnership, limited liability company, association, trust or other business entity if such Person is allocated a majority of partnership, membership, association, trust or other business entity gains or losses or controls the general partner, managing member, trustee or other controlling Person of such partnership, limited liability company, association, trust or other business entity.

         Section 6. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note will be surrendered to the Companies for cancellation and will not be reissued.

         Section 7. Place of Payment. Payments of principal and interest are to be delivered to the Holder at the following address:

         Scharlooweg 81, Curacao, The Netherlands Antilles

         or to such other address or to the attention of such other Person as specified by prior written notice to the Companies.

         Section 8. Costs of Enforcement. In addition to the other amounts provided in this Note, the Holder will be entitled to recover all costs and expenses (including reasonable attorney's fees and expenses) incurred by the Holder in connection with the enforcement of this Note against the Companies.

         Section 9. Usury Laws. It is the intention of the Companies and the Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note will be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the Holder resulting from an Event of Default, voluntary prepayment by the Companies or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law will be canceled automatically and, if theretofore paid, will at the option of the Holder either be rebated to the Companies or credited on the principal amount of this Note, or if this Note has been paid, then the excess will be rebated to the Companies. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable or receivable under this Note will under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it will be deemed a mistake and such excess will be canceled automatically and, if theretofore paid, rebated to the Companies credited on the principal amount of this Note, or if this Note has been repaid, then such excess will be rebated to the Companies.

         Section 10. Joint and Several Liability. Each of the Companies will be jointly and severally liable for all of the obligations to the Holder arising pursuant to the Master Agreement and this Note. The Holder will be entitled to enforce all of such obligations against the Companies jointly, or against either of the Companies separately, as may be determined by the Holder in its sole discretion. The enforcement of such obligations against either Company separately will not constitute an election of remedies by the Holder and will not give rise to any defense in any subsequent action or proceeding brought by the Holder to enforce this Note against the other Company.

         Section 11. GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS NOTE WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE.

         Section 12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE. EACH OF THE PARTIES AGREES THAT ALL MATTERS OF LAW AND FACT IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING WILL BE HEARD AND DECIDED SOLELY BY THE COURT BEFORE WHICH SUCH ACTION OR PROCEEDING IS BROUGHT IN ACCORDANCE WITH SECTION 13

         Section 13. Submission to Jurisdiction. The Companies and the Holder each hereby submit to the exclusive jurisdiction of any state or federal court sitting in Wilmington, Delaware, in any action or proceeding arising out of or relating to this Note, agree that all claims in respect of the action or proceeding may be heard and determined in any such court, and agree not to bring any action or proceeding arising out of or relating to this Note in any other court. The Companies and the Holder each hereby waive any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waive any bond, surety or other security that might be required of any other party with respect thereto. The Companies and the Holder each agree that a final judgment in any action or proceeding so brought will be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

                                    * * * * *


                  IN WITNESS WHEREOF, the Companies have each executed and delivered this Note on May 10, 2002.



                                              CHAPARRAL RESOURCES, INC.

                                              By: /s/ James A. Jeffs
                                                 -------------------------------
                                              Its:  Co-Chairman



                                              CENTRAL ASIAN PETROLEUM
                                              (GUERNSEY) LIMITED

                                              By: /s/ James A. Jeffs
                                                 -------------------------------
                                              Its: Director